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                                                                    EXHIBIT 99.1

[Letterhead]

                                               FOR IMMEDIATE RELEASE

                                               Contact:

                                               Jack M. Mazur, President and CEO
                                               (703) 758-3600

                                               Kenneth H. Weixel
                                               Executive VP for Health Strategy
                                               (703) 758-3686

                 PHP HEALTHCARE ANNOUNCES STOCK REPURCHASE PLAN

Reston, Virginia, April 28, 1998 - PHP Healthcare Corporation (NYSE:PPH) announced today that its Board of Directors has authorized the repurchase of up to 3 million shares of its common stock at prevailing prices at the discretion of Company management. Common stock may be repurchased from time to time on the open market through block purchase, or in privately negotiated transactions. PHP Healthcare currently has 12.1 million shares of common stock outstanding.

PHP Healthcare also announced that its Board has authorized management to explore the possibility of repurchasing some or all of PHP's Series B Convertible Preferred Stock through privately negotiated transactions, from time to time and at its own discretion.

Jack M. Mazur, PHP's President and Chief Executive Officer, stated, "This action reflects our confidence in PHP's long-term growth prospects. The Company has demonstrated in its most recent quarter the medical management capabilities of its global capitation agreements. We are meeting or exceeding our goals for this fourth quarter in lowering medical costs, while improving quality of care for our patients."

PHP intends to use its available cash and borrowings under its existing credit facility to repurchase shares in the market. The Company is seeking new, expanded credit facilities to accomplish the entire 3 million share buy-back program.

The number of shares to be purchased and the timing of the repurchases will depend upon the availability of funds, the price of PHP Healthcare stock, general market conditions, and other factors. There is no guarantee as to the exact number of shares to be repurchased, and the Company may discontinue repurchases at any time. Any shares repurchased will be held as treasury stock and will be available for reissuance in connection with the Company's stock option plans, conversions of existing convertible securities, or for other corporate purposes.

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Charles P. Reilly, Chairman of the PHP Board, noted, "We believe that the market price of our shares does not fairly represent the value of our Company. These actions by the PHP Board provide us the opportunity to protect and enhance shareholder value."

A medical management company, PHP Healthcare Corporation manages medical risk through the acceptance of global capitation arrangements with HMOs and other healthcare payors. The Company also offers a full range of management services to the physician groups and hospitals that participate in provider-based networks developed by PHP Healthcare. Because health care is a local service, PHP's managed delivery systems are tailored to the needs of individual communities and patient populations. Operating primarily along the Northeast, mid-Atlantic, and Southeast corridors of the United States, PHP Healthcare has more than 10,000 physicians employed or under contract and responsibility for more than 300,000 covered lives.

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Except for historical information, the statements preceding are forward-looking statements that involve risks and uncertainties. Investors are cautioned that such statements are only predictions and the actual events or results may differ materially. These forward-looking statements speak only as of this date. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made today to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.